Form C

Cover Page

Name of issuer:

Native American Natural Foods LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: SD

Date of organization: 9/5/2006

Physical address of issuer:

287 Water Tower Rd
Kyle SD 57752

Website of issuer:

http://www.tankabar.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/23/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,881,418.00	$2,335,583.00
Cash & Cash Equivalents:	$201,733.00	$169,769.00
Accounts Receivable:	$402,834.00	$537,908.00
Short-term Debt:	$337,621.00	$536,323.00
Long-term Debt:	$2,325,302.00	$1,336,080.00
Revenues/Sales:	$3,502,447.00	$4,685,512.00
Cost of Goods Sold:	$2,803,662.00	$2,830,201.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,178,113.00)	$347,613.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Native American Natural Foods LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
D'Arcy Bordeaux	Director	Indian Land Tenure Foundation	2007
Karlene Hunter	CEO	Native American Natural Foods	2007
Mark Tilsen	President	Native American Natural Foods	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Karlene Hunter	CEO	2007
Mark Tilsen	President	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Mark Tilsen	4750 Class A Units	30.01
Karlene Hunter	4750 Class A Units	30.01

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our business operates in a highly competitive space - the premium meat and fruit bars market. Many of our competitors, including General Mills, Hershey, and JackLinks, have substantially greater financial resources, marketing strength and distribution networks than we do. Moreover, the introduction of new products by competitors that compete directly with our Tanka bars or that diminish the importance of our product to retailers and other establishments may have a material adverse effect on our business and results of operations.

In an attempt to drive us out of the food bar category, our competitors may heavily discount at losses, undercut our prices with vendors, or block us from in-store shelf spaces or future distribution partnerships.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We are launching new products in a highly competitive market. Our future performance will largely depend on consumer interest in our food bars. If we are unable to compete in the market effectively or if consumers are drawn to our competitors' products, our future sales and results of operations would be adversely affected. For example, if we have not gauged consumer preferences correctly or if our marketing activities do not successfully attract consumers to our food bars, the Tanka brand may decline. Furthermore, if we have issues with the quality, taste or delivery of our product, confidence in the Tanka brand may diminish. Any of these occurrences would likely have an adverse effect on our future sales and results of operations.

The less funds we raise, the greater the risk of failing. Additional financing may not be available on favorable terms, if at all. The production and distribution of food bars is a capital intensive business, requiring significant working capital to scale and grow. We particularly rely on working capital to purchase our inventory of buffalo at strategic intervals. We may also need additional funds to expand or meet all of our operational needs. For example, we expect to continue to make significant marketing, operational and promotional expenditures to enhance the Tanka brand. If we need additional financing to support these activities, we cannot be certain that it will be available on favorable terms, if at all. Furthermore, if we issue additional shares of our capital stock, unit-holders will experience additional dilution, which may be substantial. If we need funds and cannot raise them on acceptable terms, we may not be able to continue our operations at the current level or at all.

Consolidation in the retail space may reduce the number of potential distribution partners, and therefore decrease the opportunity for small emerging brands like the Tanka bar to establish a presence.

We may not be successful in securing distribution partnerships. A key component of our strategy includes developing relationships with leading local, regional and national distributors to expand our product reach and shelf space. Our inability to solidify such relationships could adversely affect our results of operations and ability to increase revenue.

We need to recruit and retain key personnel. Our future success depends upon the continued service of our team. The loss of the service of any of our executive officers, key employees or advisors could have a material adverse effect on our business. In addition, if we are unable to hire and retain a sufficient number of qualified personnel, particularly in operations and sales and marketing, our ability to grow our business could be adversely affected. Competition for qualified personnel is intense and we cannot guarantee that we will be successful in attracting and retaining such personnel. Furthermore, the departure or addition of any key personnel may be disruptive and could negatively impact our business.

The prices of buffalo - or other raw materials we source - may increase to the point where our products are unaffordable to most consumers. Further, global warming or an extended draught may impact the cost of raising buffalo.

We are under no obligation to convert the SAFEs into preferred stock. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes and other securities convertible into or exchangeable for preferred stock, the SAFEs do not have any "default" provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into preferred stock, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

The SAFEs will be converted into shares of our preferred stock upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than preferred stock or other securities. In addition, if the SAFEs are so converted, the holders will lose any rights and preferences of the SAFEs that are not included in the terms of our preferred stock.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Recruit a new CEO

Expand our inventory supply to 3 months

Update our branding, marketing materials, packaging, and web site

If we raise: **$500,000**

Use of Proceeds: Expand product line with other meat & plant based proteins

Increase impact in native communities through more job creation and healthy foods.

If we raise: **$1,070,000**

Use of Proceeds: Increase marketing spend to become more competitive

Hire Regional Sales Managers, National Sales Field Teams, and fill other positions currently "on hold"

Consumer research

Strategic inventory purchases for best prices

Expand Tanka Brand into new market categories such as college campuses

Increase the amount of Native American raised buffalo, Create Tanka Resilience Agriculture

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to units in the Company ("Units"), when and if the Company sponsors an equity offering that involves Units, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving Units, Investors will receive a number of Units calculated using the method that results in the greater number of Units:

- (i) the total value of the Investor's investment, divided by the price of Units issued to new Investors , or
- (ii) if the valuation for the company is more than **$8 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all units outstanding at the time, not including any SAFEs or convertible notes, plus any units reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive Units subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive Units. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive Units, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving Units, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) units equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding Units, but excluding any units reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of Units and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in units. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving Units, the Company will pay first the other holders of existing Units, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes Units, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class D Units	792	792	No
Class C Units	500	500	Yes
Class B Units	5036	5036	Yes
Class A Units	10,000	10,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A Units - Held by founders. In addition to dividend rights, holders of Class A Units have the right to vote on appointments to the Company's five member Board of Managers. Collectively, Class A members control three positions on the Board. Two board members are appointed.

Class B Units - Held by investors. In addition to dividend rights, holders of Class B Units have the right to vote on appointments to the Company's five member Board of Managers. Collectively, Class B members control two positions on the Board. One board member is appointed.

Class C Preferred Units (Series 1) - Holders of Class C Preferred Units (Series 1) are entitled to cash dividends equal to 10% of the quarterly net income of the Company (receives 4% until net profits exceed $400,000 then it increases to 10%). This class of membership interest also enjoys liquidation preference over Class A and Class B units.

Class D Units- NANF Employee Ownership - held by employees - Holders of Class D units enjoy dividend rights only. Class D Units confer no voting or management participation rights of any kind.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of units. As discussed in Question 13, when we engage in an offering of equity interests involving Units, Investors may receive a number of Units calculated as either (i) the total value of the Investor's investment, divided by the price of the Unit being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our management. Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

As of April 30th, 2017:

$767,359 owed to Native American Bank, 6.0% interest, maturity March 24, 2018

$249,965.76 owed to CDFI, 5% interest, maturity September 1, 2038

$116,647.48 owed to Lakota Express, 3% interest, maturity December 31, 2019

$54,748.41 owed to South Dakota VASF, 0.0% interest, maturity January 8, 2020

$118,355.63 owed to Whole Foods Market Services, 5.0% interest, maturity February 1, 2022

$730,041.86 Native American Bank-long term loan, 6.0% interest, maturity Sept. 24, 2023

As of May 31st:

$1,307,243 drawn down on a line of credit from Native American Bank, 6% interest

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

$116,647.48 owed to Lakota Express, 3% interest, maturity December 31, 2019. Karlene Hunter and Mark Tilsen - the founders of Native American Natural Foods - also own Lakota Express.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

From the Oglala Lakota people of the Pine Ridge Indian Reservation, we are dedicated to a world filled with healthy foods that add to preservation of our lands and culture. By returning buffalo to the plains, we also seek to improve the economy for Native Americans. Our first products are a line of Buffalo based meat and fruit products based on the Wasna tradition of the Lakota people. Our food bars are designed to help you live life powerfully, in balance with mind, body, and spirit.

We imagine a world filled with healthy foods that add to the restoration and preservation of our lands and ecosystem -- a world without the pain of starvation or obesity. The world they imagine embraces the lifestyle that Native American people lived just over a century ago.

Milestones

Native American Natural Foods LLC was incorporated in the State of South Dakota in September 2006.

Since then, we have:

- $4 million+ in revenue over last year

- Sold in Whole Foods, REI, Costco, & more

- "B Corp Best for the World" 2016 honoree by the B Corporation

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $3,502,447 compared to the year ended December 31, 2015, when the Company had revenues of $4,685,512. Our gross margin was 19.95% in fiscal year 2016, compared to 39.6% in 2015. Our gross margin declined in 2016 because we were forced to buy back finished goods because the distributor were over purchased, an increase in the cost of buffalo, and we had to cancel a product we had to liquidate. We expect our gross margin to be over 30% in 2017.

- *Assets.* As of December 31, 2016, the Company had total assets of $1,881,418, including $201,733 in cash. As of December 31, 2015, the Company had $2,335,583 in total assets, including $169,769 in cash.

- *Net Loss.* The Company has had net losses of $1,178,113 and net income of $347,613 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

- The Company has had long and short-term debt totaling $2,325,302 and $337,621 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

Liquidity & Capital Resources

Our next 3 months of revenues (July through September) should increase as they are higher selling months - average mean should be around $425k. After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

Native American Natural Foods LLC cash in hand is $55,000, as of June 2017. Over the last three months, revenues have averaged $332,130/month and expenses $141,630.73/month. We also spend and will continue to spend approximately $120,000 per month on raw buffalo purchases.

We expect our revenues to increase over the next several months due to seasonal factors, and our expenses to maintain at roughly the same level.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.tankabar.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Native American Natural Foods LLC SAFE

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

D'Arcy Bordeaux
Karlene Hunter
Mark Tilsen

Appendix E: Supporting Documents

CLOSING IN 3 DAYS
Invest until 11:59pm EST on Dec 23

INVEST IN NATIVE AMERICAN NATURAL FOODS

Buffalo based meat and fruit bars based on the Wasna tradition of the Lakota

> *From the Oglala Lakota people of the Pine Ridge Indian Reservation, we are dedicated to a world filled with healthy foods that add to preservation of our lands and culture. By returning buffalo to the plains, we also seek to improve the economy for Native Americans. Our first products are a line of Buffalo based meat and fruit products based on the Wasna tradition of the Lakota people. Our food bars are designed to help you live life powerfully, in balance with mind, body, and spirit.*

Karlene Hunter
COFOUNDER AND CEO, NATIVE AMERICAN NATURAL FOODS


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INVEST

Future Equity (SAFE)

$8M valuation cap

A SAFE gives you the right to future shares in Native American Natural Foods. If you invest, you're betting the company will be worth more than $8M in the future.

INVEST $25K FOR VOTING AND PRO RATA RIGHTS.

EARLY BIRD BONUS: Free box of tanka bars shipped to your door!
Investors who fund the first $200,000 of this fundraise will qualify for the Early Bird Bonus.

INVESTOR PERKS

$100+	Receive 1 Tankabar discount coupon
$250+	Certificate of Investment from Native American Natural Foods suitable for Framing with Native Art that show you are part of a historic effort to return Buffalo to the Lands, Lives and Economy of Native American people.
$500+	Become an Official TANKA Taster. Several times throughout the next year you will receive a set of product samples of brand new, unreleased product direct from our Master Meat Artisan to taste
$1,000+	TANKA RETURNS T SHIRT and hat - Eco-friendly ink, no plastisol, made in the U.S. of 100% cotton

$5,000+ A beautiful handmade Lakota Star quilt. When the buffalo were taken away and our people were confined to the reservation the missionaries taught sewing and provided used cloths that Lakota women turned into beautiful quilts, based on the star design of early buffalo hide paintings. Today star quilts are considered one of the most honored gift in Lakota society. You will see them at Honoring Ceremonies, draped over the caskets at a loved ones funeral replacing the traditional painted buffalo hide or given away at life's most important stages like the birth of a child, graduations and wedding. It is a gift of honor and respect. We will have one made for each of the highest level investors in recognition of our new relationship and shared vision to return buffalo to their rightful place on the Lands, Lives and Economy of Indian people

$25,000+ Tour the lands of the Lakota with our CEO Karlene Hunter. She will take you on a personal tour of her home lands including visiting historic sites and those not so well known to the outside public. See the Buffalo up close on the natural prairie (not to close, they are wild animals) and share a family meal. Flights not paid for. Everything else included.

OUR AMBITION

We imagine a world filled with healthy foods that add to the restoration and preservation of our lands and ecosystem -- a world without the pain of starvation or obesity. The world we imagine embraces the lifestyle that Native American people lived just over a century ago. More than 50 million buffalo were deliberately massacred to subjugate Indian people. We are returning the buffalo for prairie restoration, cultural revitalization, and the renewal of local Native communities.

KEY FACTS

- $3,502,447 revenue in 2016
- Sold in Whole Foods, REI, Costco, & over 6500 locations in 50 states
- Created the meat bar snack category in 2007
- Compound annual growth rate of 42.5% over 5 years
- Contribution margins of over 40% and grossmargins over 30%
- "B Corp Best for the World" 2016 honoree by the B Corporation
- Only nationally distributed Native American food product certified authentic by the Intertribal Agriculture Council as Native made
- 2011 Social Venture Network Innovation Award winner

DOCUMENTS

NANF Pitch Deck.pptx
Video Transcripts

tankabar.com *from Kyle SD*

COMMUNITY HEALTH AND FITNESS LIFESTYLE PBC & B CORPS COOKING FARMING FOOD

Why I Like Native American Natural Foods

At the time of Clearinghouse CDFI's initial investment in and loan to Native American Natural Foods, NANF was a rare example of Native American entrepreneurism occurring on a reservation. Although underfunded, NANF had successfully developed the Tanka Bar brand (the first in its category) and put together a national distribution network... [We saw] NANF as a Native American enterprise not dependent upon government funding or subsidies, an example of creativity and risk-taking in one of the poorest counties in the United States that was succeeding, and a potential prototype for other Native American ventures.



Douglas Bystry

INVESTOR, PRESIDENT/CEO, CLEARINGHOUSE CDFI

Tilsen and his business partner, Karlene Hunter, are at the forefront of this revolution. Launched in 2007, their business is now one of the most successful Native-owned food companies in the country. Its primary product, Tanka Bar, is a line of energy bars made from prairie-fed, antibiotic-free buffalo meat and based on a traditional Oglala recipe. The natural and organic market research firm Spins ranks it as the third best-selling jerky in US natural supermarkets.

The Guardian

This small social venture, a certified B Corporation with 17 employees and an outsized mission to bring economic opportunity and improved health to their impoverished reservation, has learned just how powerful the Whole Foods connection can be. Besides granting Tanka valuable shelf space, the retailer is also giving the brand a financial leg up through its Local Producer Loan Program... a $150,000 from Whole Foods, a low interest loan that is repayable in five years.

Forbes

New Hope. NETWORK.

Business for good: Partnering with values-aligned investors

Native American Natural Foods is reorganizing the company to stay focused on its social mission for its brand, Tanka. In this short video, President and Cofounder Mark Tilsen discusses the importance of finding the right financial partners for this strategic

May 12, 2017 @ newhope.com

SDPB Radio

Native American Natural Foods Is Certified B Corporation

A South Dakota based Native American food company has been recognized as a Certified B Corporation. The non-profit organization B Lab judges businesses on how they benefit their workers, their community and the world. Native American Natural

November 21, 2016 @ listen.sdpb.org

AMERICAN BANKER

Lending to Native Americans Remains a Hard Sell to Many Banks

Doug Bystry recalls stumbling across a health food bar that specialized in buffalo-based dishes. Native American Natural Foods, based on a reservation in South Dakota, had struggled to get a loan despite approaching a number of banks.

November 1, 2016 @ americanbanker.com

CBC Radio-Canada

'Unlike anything else people have eaten:' Indigenous energy bar takes off

An energy bar produced by an Indigenous company is taking the U.S. natural food market by storm, and will soon hit shelves here in Canada. Tanka bars combine buffalo meat and dried fruit - a combination which might surprise some, but has been a

August 23, 2016 @ cbc.ca

Healthy Snack Invented on Indian Reservation Now Faces Stiff Corporate Competition - Food - Utne Reader

The Pine Ridge Indian reservation is not the first place you'd look for good news about creating a new kind of economy that works for everyone. This corner of South Dakota includes several of the poorest counties in America, according to census

August 15, 2016 @ utne.com

Healthy Snack Invented on Indian Reservation Now Faces Stiff Corporate Competition

The Pine Ridge Indian reservation is not the first place you'd look for good news about creating a new kind of economy that works for everyone. This corner of South Dakota includes several of the poorest counties in America, according to census

August 10, 2016 @ commondreams.org

A Modern Bison Primer | Civil Eats

Not long ago, it was bison that dominated North America, reaching into the tens of millions, whereas beef cattle were relative newcomers, introduced by European settlers and miniscule in number. Today, those numbers have been flipped: there are

July 26, 2016 @ civileats.com

Small-Business Success Story: Native American Natural Foods Inc.

The creators of Tanka products give a lift to athletes while supporting Native American business. By , Associate Editor From June 2016 Kiplinger's spoke with Karlene Hunter, 63, cofounder and CEO of Native American Natural Foods Inc., a

June 18, 2016 @ kiplinger.com

A Leg Up For The Little Guys: Why Whole Foods Has Loaned $20 Million To Local Producers

When Native American Natural Foods, a for-profit social enterprise based on the Pine Ridge reservation in South Dakota, sought to expand its Tanka brand of dried buffalo and cranberry snacks, they turned to Whole Foods for a $150,000 low-interest loan.

June 4, 2016 @ forbes.com

Native American Natural Foods keeps growing with Tanka Bar

When Mark Tilsen first tried to sell his Tanka Bar - a blend of buffalo meat and fruit - he was often shunned. "I'd go into a buyer or call a buyer, sometimes it would take 15 or 20 times to get a buyer on the phone and I'd tell them, 'I'm selling a buffalo and

May 4, 2016 @ rapidcityjournal.com

Native American Natural Foods Keeps On Growing

Native American Natural Foods' Tanka Bar has grown from a small local health food to the most popular snack product sold by Recreational Equipment, Incorporated... commonly known as REI. As the Pine Ridge Reservation-based Tanka Bar

March 16, 2016 @ listen.sdpb.org

Native American tribes tackle diet and health woes with businesses built on traditional foods

For many residents of the Pine Ridge Reservation in South Dakota, getting to a supermarket requires a two-hour drive to Rapid City. It's an expensive trip for people living in the third poorest county in the US. Many residents have no access to

June 13, 2015 @ theguardian.com

A bison boost for Native economies

"Buffalo is better for you than skinless chicken," Karlene Hunter will tell you. "It has more omega-3s than an avocado." Hunter is a member of the Oglala Sioux Tribe on the Pine Ridge Reservation in South Dakota and CEO of Native American Natural

July 22, 2014 @ hcn.org

Native American Natural Foods CEO Testified About Rural Growth at Senate Agriculture Committee - Indian Country Media Network

Yesterday Mark Tilsen, president and CEO of Native American Natural Foods, maker of Tanka Bars, testified before a U.S. Senate agriculture subcommittee on rural jobs about barriers to capital access and the lack of infrastructure to support business in

May 2, 2014 @ indiancountrymedianetwork.com

Growing Pains Hurt Native American Food Company

Quick access to credit is not an easy thing for any small business to attain. But it's even harder for Native American Natural Foods. Its headquarters in South Dakota sits on tribal lands and therefore has no value that could be used as collateral for a loan.

August 15, 2011 @ npr.org

American Indian energy bar mixes traditional flavors - USATODAY.com

By Carson Walker, Associated Press SIOUX FALLS, S.D. - It's a 70-calorie energy bar made of two unusual ingredients and branded with a funny-sounding name. Who knew that combining buffalo and cranberries would be so sweet? But therein lies the

June 6, 2008 @ usatoday30.usatoday.com

We created the meat bar snack category in 2007

Wasna, a pounded mix of dried buffalo meat and berries, has long been a mainstay in Lakota culture. Loosely translated, "wasna" means "all mixed up." No one knows the name of the first Lakota to make wasna, but the basics of preparing the dish have been passed down, generation to generation. Warriors and hunters would pack wasna into a buffalo horn, which they could take on the trail for weeks at a time.


TANKA

TANKA

TANKA

TANKA

TANKA

TANKA

TANKA

Tanka products are the No. 1 selling line of buffalo meat snacks

$3,502,447	30%+	42.5%	$1.5B	6500+
Revenues in 2016	Gross Margins	Compound Annual Growth over 5 years	Meat Snacks Market Size	Locations Sold In

Sold in over 6,500 locations in all 50 states


TANKA
Sold In over 9000 locations
COSTCO WHOLESALE
amazon
mazopiya
a natural food market
REI
NATURAL GROCERS
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We're Oglala Lakota people of the Pine Ridge Indian Reservation

The destruction of the buffalo has locked the Oglala Lakota people into generational poverty, resulting in an unemployment rate of 70+% , per capita income of $5,200, and the lowest life expectancy in U.S.


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Our employees share ownership, creating livelihoods on Pine Ridge

Creating jobs and opportunity on Pine Ridge Indian Reservation, one of the most geographically and economically isolated communities in America.


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Videos about Our Company & Culture





Meet the Founders

Our team has been recognized dozens of times, including: B Corporation's 100 Best for the World award; NASFT Leadership Award Winner for Citizenship; NASFT Leadership Award Winner for Vision; Backpacker Magazine's Editor's Choice Award; Social Venture Network Innovation Award; Natural Foods Industry's 2010 Cliff Adler "Heart in Business" Award; The Truman Fellowship; Indian Business Woman of the Year from the National Indian Business Association; Rising Star award from the Business Women's Network and Diversity Best Practices; 100 Best Minority Suppliers by Minority Business Network; Pioneer Award from the National Director of Minority Business Development Ronald Langston of the U.S. Department of Commerce; 2007 Small Business Woman of the Year for South Dakota; 100 Best Minority Suppliers by MBDA



Karlene Hunter

Cofounder and CEO

25 years of experience working on educational and economic development on the Pine Ridge Reservation in South Dakota


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Mark Tilsen

Cofounder and President

More than 25 years of experience in nonprofit fundraising, marketing community development, and 18 years in special events marketing and productions

AND THE REST OF THE TEAM



Dawn Sherman
Business Manager



La Vern Valdez-Carroll
National Sales Director



Chris Wynne
Director of Business Process



Rachel Hunter
Customer Service



Linda Crider
Director of Marketing



Olivia Casey
Supply Chain Manager

Raised $121,262 From 249 Investors

$121,262

In Progress



Floyd Thomas



Jacqui Dietrich



Danaj Edmond



Kelley Bergmann

Cultivate serial entrepreneurs for Fanum club in South Metro Denver. Foodie, environmentalist, Tesla fanboy and futurist.



Sue Reeves Schmidt



Chuck Pisano

MORE INVESTORS

Interview

- COLLAPSE ALL

WF: What is Tanka Bar?

NA: Our company, Native American Natural Foods, is a Native American-owned and managed company located on the Pine Ridge Indian Reservation in southwestern South Dakota. In 2007, we launched Tanka Bar, the first meat and fruit health food product introduced nationally across the United States. My co-founder, Karlene Hunter, and I are social entrepreneurs who did not come up through the food industry, so we didn't realized we'd created a whole new product category.

A Tanka Bar combines dried buffalo meat and cranberries. There's a traditional food on the reservation called Wasna. It involves the traditional art of using high-acid fruit to preserve meat. Pemmican, which some people may have heard of, is a word meaning "all mixed up." Wasna is a Lakota word that means the same thing. In creating this project, I learned that indigenous communities throughout history have used whatever high-acid fruit they could find and dried it separately from their meat. Then they would pound the fruit and meat together to create a natural preservative. It's a product that the tribes had been making going back to the 1800s when they were selling it to the Hudson Bay Corporation. And so in 2007, Native American Natural Foods reintroduce that product into the American food system.

WF: What's the history of the reservation where you are based?

The Pine Ridge Indian Reservation in South Dakota is famous for a lot of reasons. It's a place of deep history. The reservation is the home of the descendants of Crazy Horse and Red Cloud. They are the people who resisted U.S. expansion longer than any other group, and they paid a large political price for that. It's the place where the Wounded Knee Massacre happened in 1890, and it's also where the Wounded Knee occupation of 1973 happened. That event is sometimes seen as the rebirth of the Native American resistance movement.

The reservation is located between the Badlands, the Buffalo National Grasslands, and the Black Hills. It's 2.9 million acres, so about the same size as Delaware. It's an extremely beautiful place with beautiful people. Of the 40,000 or so people who live here, about half are tribal members. The average income on the reservation is under $6,000. The community is isolated politically, geographically, and economically. Our company is the result of us trying to find ways we could help move people up from the bottom of the economic ladder. Our idea was to create a brand that shared the most positive things about the reservation and could someday be powerful enough to create long-term historical changes.

WF: What was the initial market response to Tanka Bars?

NA: Though we struggled to establish the product during the first couple of years, in 2010 we won Backpacker Magazine's Best New Product Award. That gave us our first national exposure, and the product soon took off really strong. The industry reacted to it in an interesting way by created a new space for it. This attracted a huge amount of competitors. Today, Native American Natural Foods, which will be 10 years old in October, is the only independent company left in the top tier of the natural meat snack category.

WF: Why are you looking to crowdfund now?

NA: We had a little bit of decline in sales last year because the bigger food companies in the country have decided to move into the category we created in 2007. General Mills, Hershey, BMG, all of the big players have come in and taken over the space. So the reason why we are reaching out to potential investors is we think there's a constituency out there for people who see why it's important that the original Native American product in the category stay competitive and who want to support a company that is looking out for the American buffalo population.

WF: How does your company support the buffalo population?

NA: Around 1850 there were about 40 million buffalo left in the United States. Then in order to complete the subjugation of Indian people in the West, the generals advocated the grant to both the 1868 treaty veto an act of congress to protect the buffalo and authorize the complete massacre of the buffalo. That was the original corporate takeover of America's food supply. So by 1910 there was only 1,000 buffalo left in the lower 48 states. Now the buffalo have been somewhat restored, and there are about half a million in ranches on tribal herds plus between 25,000 and 30,000 in national parks and conservation lands.

While we've had a government program to destroy buffalo, we've never had a program to restore them. They've instead been restored through entrepreneurship. It's unfortunate that because of the way the federal government manages trust land in Indian country, the vast majority of the income generated on the land goes to non-native producers on the reservation. For example, 84% of the agricultural output of that 2.9 million acres benefits non-native producers. That helps explain why we have deep historical causes of poverty.

Only about 3 percent of America's original grassland has never been plowed. The vast majority of that is in Indian country. Native American Natural Foods made this little health food bar with a huge mission. What we're saying is that we believe that by returning part of the economy back to one that is buffalo-based, we are completing the circle and making a truly regenerative system. When we say we help restore buffalo, we're going beyond restoring them economically, but also culturally and environmentally. At the same time, we are restoring traditional practices around them.

WF: How does the company farm buffalo?

The modern buffalo industry took off when Ted Turner, who is the largest landowner in more than 10 states, started investing heavily into restoring buffalo. Today there are about half a million commercially available buffalo, so we participate fully in that industry. We raise about 25% of the buffalo we consume through a share-cropping program in partnership with the native people. Our goal is to raise 100% of the buffalo we consume.

We trade a lot, and because we're trading trim for high-end, we're not able to add as much value to the system as we want. In other words, we can't certify our meat is grass-fed, we can't certify it as GMO free, and we can't certify most of it as organic until we gain total control of the supply chain.

WF: How are you tracking the company's progress?

We track everything through profit and loss, through spins, and through our annual sales volume. Over the history of the company, we've had 38 quarters of growth and then five quarters of decline. Now in 2017 we are back up to where we were in January of 2015. What's interesting is that our lead growth doesn't mean we're losing marketing dollars. It comes by way of social media. It comes as a result of younger consumers seeing the truth in our brand's story. They spend time educating themselves about the foods and the brands they're tying themselves to. That's why our sales have come back. Our best year so far was 2015. We ended 2015 at about 5.5 and we ended 2016 at about 4.2. Now 2017 is on track to again be around 5.5.

WF: What are some of your products?

NA: We are the original authentic meat snack in the natural meat snack category. We compete against all of the other blended products in the category. The category is led by General Mills' Epic product. Then Hershey has Crave and BMG has Vermont Smoke. There's nobody on that list that's not owned by some much larger corporation.

We are very active in the category with 17 SKUs. Right now our nutritional bar is number three in the category, and we will fluctuate anywhere from three to number 11 or 12. So the original product is still very strong within the category.

All of our products are blended with some kind of fruit, usually cranberries. We try to stick to indigenous ingredients because we're a "less is more" brand. There's no food coloring, no potassium sorbate, nothing unnatural added to the product at all. So it's very bearable in terms of how it was made traditionally and how we try to maintain that in a commercial sense.

We have bars that compete in the bar category, and we have a three-ounce bite in a resealable bag that is very popular. We also sell an incredible snack stick made out of wild rice from Red Lake Nation in Minnesota, cranberries from Wisconsin, and buffalo from here in South Dakota. That's three indigenous ingredients in a snack stick that's five grams of protein and only 70 calories. It's about a third of the calories of the mainstream sticks kids are buying in the stores.

Two years ago, we came out with a product called the Warrior Bar. It is a big two-ounce bar designed for followers of the Paleo diet and high-performance athletes. It's now available in three flavors and growing quite well. Professional sports teams are using it. Because it's such a big two-ounce bar and perfectly balanced with 140 calories and 14 grams of protein, a lot of people are using the bar as a meal replacement.

WF: What other efforts do you foresee in extending sales?

Our high priorities is to expand our distribution into food services, mainly college campuses and corporate settings, what I call targeted food service. We are already on the food carts inside some of the Google campuses. This means we need to expand our brand ambassador program and our social media campaigns in addition to online advertising.

Corporate campuses and college campuses are obviously more interactive, and those populations are going to value this values-based brand better. And they're going to value the quality of the food as well. It's worked well on the few campuses we've already been able to get on to. The industry is changing to include healthy grab-and-go products.

The convenience store, which has traditionally been the driver of the meat snack industry, is starting to come around to not just having the cheapest mystery meat products for sale but also having some higher quality stuff. That creates another tier of opportunity, and one that requires a different marketing team and budget in order to attack.

We have a huge amount of requests that we haven't financially been able to follow up on in terms of expanding the market internationally. So there's a lot of areas of growth that because we are a by-the-bootstraps, self-funded company we've never been able to take advantage of.

WF: How do you plan to use the money you raise through Wefunder?

The $1 million we are raising is going to help in growth categories. In order to grow by 25%, we will need operating money in terms of maintaining the inventory, the cash, and accounts receivable.

We also have to update our packaging and look in order to be more competitive with what's happening in the market. That's another $100,000 or more we need for implementation in January of 2018. That is one of the reasons for the urgency in raising this money.

Whether we can afford a relaunch really depends on how this fundraising efforts works out. It's been about five years since we did a packaging update. There's a lot more competitors out there and a lot more different looks, so it's almost past time for us in terms of our electronic media and our packaging to upgrade them both.

WF: What is your corporate structure?

NA: We're a certified Native American-owned company, which means that more than 51% of the shareholders are members of federally recognized tribes or organizations. We are deeply embedded in the community. Karlene Hunter, the CEO and co-founder, is a tribal member. I've lived on the reservation more than 40 years. My kids and grandkids are all tribal members. I'm not a tribal member, but I've been working in the community for a long time and am the company's largest non-native shareholder.

The first external investor was the Lakota fund. The American Indian Land Tenure Stewardship Foundation, which is the largest native-owned foundation in the country, is another investor and owns about 20% of the company. Our employees own 5%. We are trying to do more than just create jobs; we also want to create wealth. That's why we make an effort to work with employees and empower them to become more than just employees.

We are in the process of spinning off Tanka into its own company separate from Native American Natural Foods. That way we can dilute the shares of brand ownership while still maintaining 51% of the primary company. We're also spinning off the second company, Tanka Resilient Ag, which has several investments in it because of partnerships with different ranches and families. But in terms of the brand that we're talking about, it's just Native American Natural Foods and Tanka. We also have a very small board that we're growing with more industry experts.

WF: What do Native Americans generally think about Tanka?

Anytime you talk about a population and say this is how they think, you're going to be wrong. Everybody thinks as individuals, but in general terms, there's a lot of pride in having a product that's in all 50 states and that is authentically made. Our tribal government donated the first buffalo of our company, and recently I had an elected official take me aside and tell me how proud he is every time he walks into a store and sees a product that's from the community. We're very integrated into the community. When the Standing Rock protests happened this year, my family and lot of people who work for us or are part of our community were all up there. We sent trucks up there every week. We coordinated not just our own donations of supplies, but that of many other food companies. Some companies thought it was too politically sensitive to get involved and asked us to deliver their food for them because they didn't want to be recognized as having their trucks there. I think last year at Standing Rock we gave away 88,000 quarter-pound packs on different Indian reservations for everything from Head Starts to school nutritional programs.

We're a sponsor of a national organization called Healthy Natives that has about 80,000 Facebook followers. They try to inspire people to live healthy and be active. The brand has a lot of support. Anytime you have something positive like this, people hope it can create long-term change. I think there is frustration that we've grown as slow as we have and that we're not bigger than we are and not creating more jobs than we are. The needs are great, and we're still a very small company. I also think we've opened the door for other native groups to start thinking about branding and finding other ways to add value to their agricultural output. I know that for a fact because I'm engaged in some of those conversations.

WF: How has the company made a difference in the community?

NA: There is a huge annual trade show called Expo West. Something like 80,000 people attend, and if you are one of our top salespeople, you get to go to that show. One young man who got to go had never been west of Denver. He had won the award for top sales guy, so I took him to the show. Now, our product is popular at Expo West. There's a lot of fans and customers who come. After the night of the first show, I was visiting with him and he was tearing up. He said he'd never experienced anything like this. What overwhelmed him was how popular it was, but also that he had never experienced a white person saying anything positive to him. He's not a rodeo star, he's not a basketball star, so he's kind one of these invisible folks people don't notice. It overwhelmed him just to have constant positive feedback about the product. Those kinds of stories happen frequently where we take somebody who never had an opportunity and create one with them.

We are a community that's never had an employment rate of higher than 60% and the average income is under $6,000 a year. Half of the people there never graduate from high school, and the average life expectancy is under 60. We are creating a company where half the employees have never had a real job and it creates growth. Some of the most challenging and rewarding things we do is help people become successful.

WF: What potential future problems worry you the most? ^

I'm worried about the consolidation in retail. I'm worried about the predatory behavior of companies like General Mills that compete with their products but also try to buy out my supply chain, or they buy my employees or my consultants out from underneath me. I'm worried that these big corporations are going to corrupt the natural food industry. And I'm worried about what the food systems will be like for my grandkids. I'm worried about the irresponsibility of our government towards our environment. And I don't think you can have a modern nation that ignores science. Science is telling us what we need to do, and we need to do it.

WF: What about Tanka makes you most proud? ^

I'm extremely proud that we took a traditional food to market with complete integrity. And I'm proud that everything about our brand is absolutely true. We don't have a brand story, we only have the reality. I was at the Expo West trade show, and they had a workshop about how to create a social mission. My staff thought that was really funny. My staff wondered how if you don't have a social mission, why do you exist? I said not all companies have one so they're trying to create one because that's where the marketplace is going.

That's what we're competitive about. General Mills doesn't have a social mission. Then the question is whether the consumer is looking for brand stories or brand truth? We think they're looking for the truth.

WF: How do you plan to tell the Tanka story to new customers? ^

NA: We'll have to go on social media and update our packaging. The packaging on the shelf has to break the two-second rule from the shelf to the shopping cart, but in order to get them to reach their hand to that shelf we have to penetrate their mind some other way.

I remember the summer we started the staff came to us and said we need to get on Twitter. I didn't know what Twitter was. Brands weren't on Facebook in 2007. We were one of the first companies to use those tools. We used to be cutting edge and now we need to catch up. But the tools are still there. They're getting more expensive and less accessible, but they're still here.

Our product is never going to be the cheapest out there. We're always going to be the premium highest-quality product in the category. If people want to eat mystery meat, I cannot stop them.

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Larry Berman Jul 2

I noticed that at least one of the founders was on LinkedIn; however, there is no presence of Native American Natural Foods. IMHO I believe the name of the company should have its own account on LinkedIn as well as Twitter. This would generate more interest and information, resulting in possibly more investors and more sales. Just a suggestion from your newest small investor.

Karlene Hunter Cofounder and CEO FOUNDER Aug 11

Thank you for the suggestion Larry and your investment. We will look into creating an account.

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Renate Sabulsky INVESTOR about 20 hours ago

Proud to be part of this...just wondering why I didn't receiver a free box of TANKA bars and a coupon

Karlene Hunter Cofounder and CEO FOUNDER about 6 hours ago

Welcome on board, we are proud that you're standing with us. Once we close the campaign the "perks" will be sent out. We anticipate to close the campaign very soon. Thank you, Karlene

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RISKS

1 Our business operates in a highly competitive space - the premium meat and fruit bars market. Many of our competitors, including General Mills, Hershey, and JackLinks, have substantially greater financial resources, marketing strength and distribution networks than we do. Moreover, the introduction of new products by competitors that compete directly with our Tanka bars or that diminish the importance of our product to retailers and other establishments may have a material adverse effect on our business and results of operations.

In an attempt to drive us out of the food bar category, our competitors may heavily discount at losses, undercut our prices with vendors, or block us from in-store shelf spaces or future distribution partnerships.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits

ownership rights, have no rights to the Company's assets or profits

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Native American Natural Foods is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
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